Exhibit T3A.115

Instrument Book Page

200100012060 OR 1329 273

AMENDED AND RESTATED

CERTIFICATE OF GENERAL PARTNERSHIP

OF

EASTGATE COMPANY

This Amended and Restated Certificate of General Partnership of Eastgate Company, an Ohio general partnership (the “Partnership”), dated as of February 17, 2001, is hereby entered into between CBL/EASTGATE I, LLC, a Delaware limited liability company, and CBL/EASTGATE II, LLC, a Delaware limited liability company (CBL/Eastgate I, LLC and CBL/Eastgate II, LLC sometimes collectively referred to herein as the “Partners”).

WHEREAS, the Partnership is currently governed by that certain Amended and Restated Partnership Agreement dated January 4, 1978 (the “Partnership Agreement”); and

WHEREAS, CBL/Eastgate I, LLC has acquired an interest in the Partnership with said interest being a 53.8475% general partner interest; and

WHEREAS, CBL/Eastgate II, LLC has acquired an interest in the Partnership with said Interest being a 46.1525% general partner interest; and

WHEREAS, The Partners of the Partnership desire to amend and restate the Certificate of General Partnership in its entirety as follows:

1.     Name. The name of the Partnership is Eastgate Company.

2.     Principal Office. The address of the principal office of the Partnership is 4601 - 200 Eastgate Boulevard, Cincinnati, Ohio 45245-1208.

Instrument Book Page

200100012060 OR 1329 274

3.     General Partners. The names and business addresses of the general partners are:

CBL/Eastgate I, LLC,

a Delaware limited liability company

Suite 300, One Park Place

6148 Lee Highway

Chattanooga, Tennessee 37421

CBL/Eastgate II, LLC,

a Delaware limited liability company

Suite 300, One Park Place

6148 Lee Highway

Chattanooga, Tennessee 37421

Instrument Book Page

200100012060 OR 1329 275

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of General Partnership of Eastgate Company as of the date first above written.

MANAGING GENERAL PARTNER:

CBL/EASTGATE I, LLC

By:	CBL/J II, LLC, its sole member and Chief Manager

By:	CBL & Associates Limited Partnership, its sole member and Chief Manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ John N. Foy
Name:	John N. Foy
Title:	Vice Chairman

GENERAL PARTNER:

CBL/EASTGATE II, LLC

By:	CBL/J II, LLC, its sole member and Chief Manager

By:	CBL & Associates Limited Partnership, its sole member and Chief Manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ John N. Foy
Name:	John N. Foy
Title:	Vice Chairman

STATE OF: Tennessee,	Instrument Book Page
COUNTY OF: Hamilton, SS:	200100012060 OR 1329 276

The foregoing instrument was acknowledged before me this 17 day of February, 2001, by John N. Foy, the Vice Chairman of CBL Holdings I, Inc., a Delaware corporation and the sole general partner of and on behalf of CBL & Associates Limited Partnership, a Delaware limited partnership and the Chief Manager of and on behalf of CBL/J II, LLC, a Delaware limited liability company and the Chief Manager of and on behalf of CBL/Eastgate I, LLC, a Delaware limited liability company, on behalf of said corporation, limited partnership and limited liability companies.

Notary Public
For: Tennessee
My Commission Expires: March 23, 2003

(NOTARIAL SEAL)

STATE OF: Tennessee,	Instrument Book Page
COUNTY OF: Hamilton, SS:	200100012060 OR 1329 277

The foregoing instrument was acknowledged before me this 17 day of February, 2001, by John N. Foy, the Vice Chairman of CBL Holdings I, lnc., a Delaware corporation and the sole general partner of and on behalf of CBL & Associates Limited Partnership, a Delaware limited partnership and the Chief Manager of and on behalf of CBL/J II, LLC, a Delaware limited liability company and the Chief Manager of and on behalf of CBL/Eastgate II, LLC, a Delaware limited liability company, on behalf of said corporation, limited partnership and limited liability companies.

Notary Public
For: Tennessee
My Commission Expires: March 23, 2003

(NOTARIAL SEAL)